    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 2005
                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             -----------------------
                      COMPASS MINERALS INTERNATIONAL, INC.
                  (formerly known as Salt Holdings Corporation)
             (Exact name of registrant as specified in its charter)

                    DELAWARE                             36-3972986
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)             Identification No.)

                             8300 COLLEGE BOULEVARD
                           OVERLAND PARK, KANSAS 66210
                                 (913) 344-9200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                COMPASS MINERALS INTERNATIONAL, INC. SAVINGS PLAN

                            (Full title of the plan)

                              --------------------

                               RODNEY L. UNDERDOWN
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             8300 COLLEGE BOULEVARD
                           OVERLAND PARK, KANSAS 66210
                                 (913) 344-9200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:

                            BRADD L. WILLIAMSON, ESQ.
                              LATHAM & WATKINS LLP
                          885 THIRD AVENUE, SUITE 1000
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200

                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM     PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE     OFFERING PRICE PER       AGGREGATE
         TO BE REGISTERED           REGISTERED(1)(2)       SHARE (3)          OFFERING PRICE     AMOUNT OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Co Common Stock, par value $0.01
per share.....................          400,000              $22.96             $9,184,000                $1,080.96

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the Compass Minerals International, Inc. Savings Plan.

(2) This Registration Statement also covers any additional shares of common stock, par value $0.01 per share ("Common Stock"), of Compass Minerals International, Inc. (the "Registrant") that are acquired under the employee benefit plan listed above by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) For purposes of computing the registration fee only. Pursuant to Rule 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low price per share of the Registrant's common stock as reported on the New York Stock Exchange composite tape on January 5, 2005.

                                     PART I

Item 1.     Plan Information

            Not required to be filed with this Registration Statement.

Item 2.     Registration Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.

                                     PART II

I.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

      A. The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003;

      B. The Registrant's Quarterly Report filed on Form 10-Q/A for the quarter ended March 31, 2004;

      C. The Registrant's Quarterly Report filed on Form 10-Q/A for the quarter ended June 30, 2004;

      D. The Registrant's Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2004;

      E. The Registrant's Current Report on Form 8-K filed with the Commission on the following dates: January 8, 2004, July 23, 2004, November 12, 2004 (related to the notice of non-reliance on previously issued financial statements resulting from the restatement of our previously reported financial statements), November 23, 2004, November 24, 2004 and December 15, 2004;

      F. The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) on November 19, 2004, in connection with the Registrant's Registration Statement on Form S-3/A (File No. 333-119288), including the exhibits thereto; and

      G. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-3/A referred to above, including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents (other than current reports furnished under Item 2.02 or Item 7.01 (and all exhibits to such reports relating to Item 2.02 or Item 7.01) of Form 8-K, unless specifically incorporated by us).

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

II.   DESCRIPTION OF SECURITIES.

      Not Applicable.

III.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

IV.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Sixth of the Registrant's amended and restated certificate of incorporation eliminates the personal liability of directors to the Registrant or its stockholders, to the fullest extent permitted under the General Corporation Law of the State of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

   - for any breach of the director's duty of loyalty to the corporation or its stockholders;

   - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

   - under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or

   - for any transaction from which the director derived an improper personal benefit.

      The amended and restated certificate of incorporation and by-laws of the Registrant provide for the indemnification of all officers or directors to the fullest extent permitted by the DGCL and the Registrant's amended and restated certificate of incorporation. Section 145 of the DGCL provides, in substance, that a Delaware corporation has the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The DGCL also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. Compass Minerals International, Inc. has purchased and maintains insurance on behalf of the Registrant's directors and officers.

V.    EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

VI.   EXHIBITS

      A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

VII.  UNDERTAKINGS

            1.    The undersigned Registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect
                              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  b. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

            2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on January 11, 2005.

                                    COMPASS MINERALS INTERNATIONAL, INC.

                                    By: /s/ Rodney L. Underdown
                                       ------------------------------------
                                        Name: Rodney L. Underdown
                                        Title: Vice President and Chief
                                               Financial Officer

                                POWER OF ATTORNEY

      Each of the undersigned officers and directors of the Registrant hereby severally constitutes and appoints Rodney L. Underdown as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (unless revoked in writing) to sign this Registration Statement on Form S-8, and any and all amendments thereto, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might and could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                    Signature                                      Title                              Date
                    ---------                                      -----                              ----
   /s/ Michael E. Ducey                              President, Chief Executive Officer        January 11, 2005
----------------------------------------------                  and Director
                Michael E. Ducey                       (Principal Executive Officer)

   /s/ Rodney L. Underdown                                Chief Financial Officer              January 11, 2005
----------------------------------------------              and Vice President
               Rodney L. Underdown                       (Principal Financial and
                                                             Accounting Officer)

   /s/ David J. D'Antoni                                          Director                     January 11, 2005
----------------------------------------------
                David J. D'Antoni

   /s/ Bradley J. Bell                                            Director                     January 11, 2005
----------------------------------------------
                Bradley J. Bell

   /s/ Richard S. Grant                                           Director                     January 11, 2005
----------------------------------------------
                Richard S. Grant

   /s/ Joshua J. Harris                                           Director                     January 11, 2005
----------------------------------------------
                Joshua J. Harris

   /s/ Douglas A. Pertz                                           Director                     January 11, 2005
----------------------------------------------
                Douglas A. Pertz

   /s/ Perry W. Premdas                                           Director                     January 11, 2005
----------------------------------------------
                Perry W. Premdas

   /s/ Heinn F. Tomfohrde, III                                    Director                     January 11, 2005
----------------------------------------------
             Heinn F. Tomfohrde, III

      The Plan. Pursuant to the requirements of the Securities Act, the Compass Minerals International, Inc. Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on January 11, 2005.

                              COMPASS MINERALS INTERNATIONAL, INC.
                              SAVINGS PLAN

                                  By:   Compass Minerals International Inc. -
                                        Plan Administrator

                                  By:    /s/ Victoria Heider
                                        --------------------------------------
                                        Name: Victoria Heider
                                        Title: Vice President of Human Resources

                                INDEX TO EXHIBITS

 EXHIBIT                                DESCRIPTION
 -------                                -----------
      3.1   Amended and Restated Certificate of Incorporation of the Registrant
            (incorporated herein by reference to Exhibit 3.1 to the Registrant's
            Registration Statement on Form S-4, filed on January 16, 2004, File
            No. 333-111953)

      3.2 Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration
            Statement on Form S-4, filed on January 16, 2004, File No.
            333-111953)

      4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form
            S-1/A, filed on December 10, 2003, File No. 333-110250)

      4.2   Compass Minerals International, Inc. Savings Plan

      4.3   Adoption Agreement to the Compass Minerals International, Inc.
            Savings Plan

      4.4   First Amendment to the Compass Minerals International, Inc. Savings
            Plan

      5.1 In lieu of attaching an Internal Revenue Service ("IRS") determination letter or opinion of counsel that the Compass Minerals
            International, Inc. Savings Plan (the "Plan") is qualified under
            Section 401(a) of the Internal Revenue Code, the Registrant hereby undertakes to submit the Plan, and any amendments thereto, to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify the Plan.

      23.1  Consent of Ernst & Young LLP

      23.2  Consent of PricewaterhouseCoopers LLP

      24.1  Power of Attorney (included on signature page)